Exhibit 32.1

Sarbanes-Oxley Act of 2002, Section 906 Certification for President and Chief Executive Officer


I, Steven L. Bechman, President and Chief Executive Officer of Heartland Bancshares, Inc., certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


(1) the Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2004 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(d)); and


(2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Heartland Bancshares, Inc.


This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.


August 13, 2004
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Date


By /s/ Steven L. Bechman
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Steven L. Bechman
President and Chief Executive Officer